EXHIBIT 5

[LETTERHEAD OF BURNS & LEVINSON LLP]

June 26, 2007

Allied Nevada Gold Corp.

9604 Prototype Court

Reno, Nevada 89521

Re:	Registration Statement on Form S-8

Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Allied Nevada Gold Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company is registering an aggregate of 3,619,550 shares of Common Stock, par value $0.001 per share (the “Shares”) of the Company, comprising (i) 3,000,000 Shares which may be offered for sale by the Company from time to time pursuant to the Company’s 2007 Stock Option Plan and (ii) 619,550 Shares which may be offered for sale by the Company from time to time pursuant to the Company’s Special Stock Option Plan (such plans, collectively, the “Plans”).

For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies.

Based upon the foregoing, it is our opinion that the Shares issuable upon exercise of options under the foregoing Plans will be, when sold, paid for and issued as contemplated by the terms of the respective Plans, duly and validly issued and fully paid and nonassessable. We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ BURNS & LEVINSON LLP

BURNS & LEVINSON LLP